Exhibit 10.2

FIRST REPUBLIC BANK It’s a privilege to serve you®

RENEWAL AND MODIFICATION AGREEMENT

This Renewal and Modification Agreement (the “Agreement”), dated as of June 26, 2015 for reference purposes only, is made by and between Evercore Partners Services East L.L.C. (the “Borrower”) and First Republic Bank (the “Lender”), with reference to the following facts:

A. Borrower and Lender entered into that certain Loan Agreement (Line of Credit) dated June 27, 2013 (as amended, the “Loan Agreement”) pursuant to which a line of credit in the current maximum principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) (the “Loan”) was made to Borrower, and such Loan has previously been renewed by Borrower and Lender. The Loan is evidenced by Borrower’s Amended and Restated Promissory Note dated November 20, 2014 (the “Note”).

B. Borrower has requested that Lender further renew the Loan and modify certain of the Loan Documents on the terms and conditions of this Agreement.

C. All terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement or the Note.

THEREFORE, for valuable consideration, the Lender and Borrower agree as follows:

1. Modification of Loan Documents.

1.1 Principal Amount of the Loan.   Effective as of the date hereof, the principal amount of the Loan (and the face amount of the Note) is hereby increased from the principal amount of Fifty Million and 00/100 Dollars ($50,000,000.00) to Seventy-Five Million and 00/100 Dollars ($75,000,000.00) pursuant to the terms of the Second Amended and Restated Promissory Note dated June 26, 2015 (the “Second Amended and Restated Promissory Note”).

1.2 Extension of Maturity Date.   The Maturity Date is extended to June 27, 2016 pursuant to the terms of the Second Amended and Restated Promissory Note, at which time the entire unpaid principal balance of the Second Amended and Restated Promissory Note and all accrued but unpaid interest and any other outstanding amounts due Lender under the Loan documents shall be due and payable.

1.3 Definition of Accounts.   Section 1.3 of the Third Party Security Agreement is amended to read as follows:

1.3 Accounts.  All presently existing and hereafter arising accounts (as defined in the Code) owing to Pledgor arising out of (i) the sale or lease of goods, (ii) the sale or licensing of software, patents, trademarks, copyrights and other intellectual property or technology, (iii) the rendering of services (whether or not earned by performance), or (iv) any credit insurance, guaranties, and other security therefor; and excluding any such accounts arising out of the equity sales, trading and research business of Evercore LP and its affiliates.

2. Execution of Second Amended and Restated Promissory Note.   Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender the Second Amended and Restated Promissory Note. All references to the “Note” in the Loan Documents shall hereafter refer to and be the Second Amended and Restated Promissory Note, which when executed in favor of and delivered to Lender shall supersede and replace, in its entirety, the Note (as referenced in Recital A hereof).

3. Authority.   Borrower has the full power and authority to enter into and perform all of its obligations under this Agreement, and this Agreement, when executed by the Person(s) signing this Agreement on behalf of Borrower, shall constitute a legal, valid and binding obligation of Borrower enforceable in accordance with its terms. The Person(s) executing this Agreement on behalf of Borrower have been duly authorized to execute this Agreement by all required action on the part of Borrower.

4. Renewal/Modification Fees.   Borrower shall pay to the Lender, upon execution of this Agreement, a loan fee of $247,500 and a documentation fee of $1,000.00, which fees shall be debited from account number                      held with Lender.

5. Entire Agreement.   This Agreement and the Second Amended and Restated Promissory Note and the other Loan Documents contain the entire agreement and understanding among the parties concerning the matters covered thereby and supersede all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by the Lender or Borrower concerning the matters covered by this Agreement and the other Loan Documents.

6. Modifications.   This Agreement may be modified only by a written agreement signed by Borrower and the Lender.

7. NO CLAIMS.   BORROWER ACKNOWLEDGES AND AGREES THAT (A) IT HAS NO OFFSETS OR DEDUCTIONS OF ANY KIND AGAINST ANY OR ALL OF THE OBLIGATIONS; AND (B) IT HAS NO DEFENSES OR OTHER CLAIMS OR CAUSES OF ACTION OF ANY KIND AGAINST THE LENDER IN CONNECTION WITH THE LOAN OR THE COLLATERAL.

8. Fees.   Borrower shall pay to the Lender all reasonable and documented out-of-pocket costs, charges, and expenses paid or incurred by the Lender in connection with the preparation of this Agreement and the transactions contemplated hereby, including reasonable attorneys’ fees and costs, filing fees, recording charges, and document preparation fees.

9. Continuing Effect of Documents.   The Second Amended and Restated Promissory Note, the Loan Agreement and other Loan Documents, as modified by this Agreement, shall remain in full force and effect in accordance with their terms and are affirmed by Borrower.

10. Counterparts; Electronic Signatures; Successors.   This Agreement may be executed in counterparts, each of which shall constitute on original, and all of which together shall constitute one and the same agreement. A signed copy of this Agreement transmitted by a party to another party via facsimile or an emailed “.pdf” version shall be binding on the signatory thereto. Notwithstanding the delivery of the faxed or emailed copy, Borrower agrees to deliver to Lender original executed copies of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective permitted successors and assigns.

BORROWER:		LENDER:

Evercore Partners Services East L.L.C.		First Republic Bank

By:	/s/ Robert B. Walsh	By:	/s/ Thomas Ehrhardt

Name:	Robert B. Walsh	Name:	Thomas Ehrhardt

Title:	CFO	Title:	Vice President

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